(Distribution Agreement between SHP and New Alliance
                   of Independent Medical Distributors, Inc.)

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             NEW ALLIANCE OF INDEPENDENT MEDICAL DISTRIBUTORS, INC.
                             d.b.a. Alliance Medical

                             DISTRIBUTION AGREEMENT

                                     PARTIES
This Distribution Agreement is made and entered into by and between New Alliance of Independent Medical Distributors, Inc., a Texas corporation having its principal offices at 3429 Executive Center Dr., #255, Austin, Texas 78731 (hereinafter referred to as: "Alliance"), and Specialized Health Products, Inc., a Utah corporation having its principal offices at 655 E. Medical Drive, Bountiful, UT 84010 (hereinafter referred to as: "SHP").

                                    PREAMBLE
WHEREAS, Alliance acts as a centralized purchasing agent for its member-owners who are distributors of medical products in the US, and

WHEREAS, Alliance desires to appoint SHP as a manufacturer of products to Alliance for sale through Alliance's members on the terms and conditions set forth below and SHP desires to accept the appointment;

                                   RECITATION
NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, Alliance and SHP agree as follows:

1    DEFINITIONS
     1.1 "Agreement" means this contract and all of the exhibits annexed hereto, as may be modified from time to time during the Term of this Agreement.
     1.2 "Members" means the member-owners of Alliance (presently Amtec Medical, Inc.; Bio-Medical Resources, Inc.; Capitol Medical, Inc.; Clinical Technology, Inc.; Davis Enterprises; Hinck Medical, Inc.; IMS, Inc; Medical Marketing, Inc.; Medspec Inc.; Medtec Medical, Inc.; New England Medical Specialties; and Westcon Medical Industries, Inc.), and each such member or new member, for so long as each is a member of Alliance.
     1.3 "Product(s)" means those products listed in Exhibit A including Alliance or SHP labeled products and other Products added to this Agreement from time to time.
     1.4 "Territory" shall mean the United States and shall include all hospital markets, consumer product markets, and alternate site markets e.g. homecare markets, same day surgery facilities, physician offices, plasma collection facilities, blood banks and independent laboratories.
     1.5 "Term" means that period of time or periods of time set forth in Section 6 of this Agreement. 1.6 "Sales Minimums" means minimum Product purchases by the Alliance during the Term of this Agreement as listed in Exhibit B of this agreement.
     1.7          "Sub-Distributors" means non-Alliance distributor.
     1.8 "Confidential Information" means any data or information, oral or written, treated as confidential that relates to either party's (or, if either party is bound to protect the confidentiality of any other person's information, such other person's) past, present, or future research, development or business activities, including any unannounced products(s) and service(s), and including any information relating to services, developments, inventions, processes, plans, financial information, customer and SHP lists, forecasts, and projections. Notwithstanding the foregoing, Confidential Information shall not be deemed to include information that
                  (1) is publicly available or in the public domain at the time disclosed; (2) is or becomes publicly available or enters the public domain through no fault of the party receiving such information; (3) is rightfully communicated to the recipient by persons not bound by confidentiality obligations with respect thereto; (4) is already in the recipient's possession free of any confidentiality obligations with respect thereto at the time of disclosure; (5) is independently developed by the recipient; (6) is, in the opinion of counsel to a party hereto, is required by law to be disclosed, or (7) is approved for release or disclosure by the disclosing party without restriction.
     1.9 "Intellectual Property Rights" means the legal rights or interests relating to the Products evidenced by or embodied in
                  (1) any idea, design, concept, technique, invention, discovery, or improvement, regardless of patentability, but including patents, patent applications, trade secrets, and

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                  know-how;   (2)  any  work  of   authorship,   regardless   of
                  copyrightability, but including copyrights and any moral rights recognized by law; and (3) any other similar rights, in each case on a worldwide basis.

2    APPOINTMENT OF DISTRIBUTOR
     2.1 SHP appoints Alliance as SHP's distributor for sale and support of SHP Products in the Territory. Alliance will be the exclusive hospital, alternate-site (e.g. homecare, plasma centers, blood banks, same day surgery center, physician office) and consumer market distributor for Products in the Territory. If Alliance fails to purchase the Sales Minimums of SHP Products as set forth in Exhibit B herein, then, at the option of SHP (which election can be made any time during the remaining term of this Agreement), (i) any exclusive distribution rights Alliance may possess shall be converted into a nonexclusive right to sell SHP Products; or (ii) this Agreement shall be terminated.
     2.2 All rights not specifically granted to Alliance hereunder are reserved by SHP. Except as expressly provided hereunder in connection with the distribution of the SHP Products, SHP does not convey any Intellectual Property Rights to Alliance hereunder.
     2.3 SHP agrees to comply with the terms of this Agreement and with all existing sales policies of Alliance that Alliance has given SHP notice of prior to the date hereof in writing and other policies that SHP may agree to in writing from time to time.
     2.4 Alliance shall be entitled to appoint such sub-distributors, including its Members that may be necessary to ensure the effective distribution and support of the Products in the Territory. The legal relationship between Alliance and sub-distributors is independent of any relationship between Alliance and SHP, and no legally binding relationship shall be deemed to exist between SHP and any such sub-distributors unless SHP enters into a binding written agreement with such sub-distributors.
     2.5 Nothing in this Agreement shall be construed to constitute either party the agent or employee of the other party for any purpose whatsoever. All sales to Alliance under this Agreement are and shall be sales between Alliance as Agent-Buyer, and SHP as Seller.

3    OBLIGATIONS OF ALLIANCE
     In addition to all other obligations of Alliance set forth in this Agreement, including any and all Exhibits expressly incorporated herein by reference, Alliance expressly agrees on behalf of its Members, officers, directors, managers, employees and sub-distributors, if any, during the Term, as follows:
     3.1 Alliance shall use commercially reasonable efforts to sell and promote the use of Product in the Territory.
     3.2 Alliance shall provide Product and such services to Alliance's customers as is customary in the trade in the Territory of of Alliance and as necessary to reasonably meet the needs of a customer.
     3.3 Alliance shall train, develop and maintain customer service and sales support capable of providing prompt and effective technical services to users of Product in the Territory.
     3.4 Alliance shall maintain such inventories of equipment, tools, literature and technical documentation that are adequate to support the sales and service of Product.
     3.5 Alliance shall permit SHP to inspect Alliance's facilities, from time to time, and shall arrange for SHP to inspect the Members facilities.
     3.6 Upon specific requests by SHP, Alliance shall provide SHP with written reports about competitive products and other relevant data affecting SHP's business in the Territory. SHP may supply Alliance with appropriate forms for this purpose.
     3.7 Alliance shall have in effect all licenses, permits and authorizations from all governmental agencies within the Territory necessary to the performance of its obligations and shall comply with all applicable laws, rules and regulations affecting its activities including, but not limited to FDA, product tracking, forwarding product complaints to SHP and other regulatory requirements.
     3.8 Alliance may not use the name "Specialized Health Product" in its corporate name. Alliance is hereby granted, during the Term of this Agreement or until withdrawn in writing by SHP,

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                  whichever  comes first, authority to use the name "Specialized
                  Health Products, Inc." in literature, advertising, promoting and/or merchandising SHP Product. Alliance agrees to follow current SHP's requests with regard to the form and style of its name when and if used by Alliance.
     3.9 Alliance shall in all cases order from SHP at least the number of Products each equal to the Sales Minimums as listed in Exhibit B and will begin effective the 1st day of the month following availability of product from automated assembly equipment
     3.10 Alliance shall distribute SHP Products with all packaging, warranties, disclaimers, and agreements intact as shipped by SHP.

4    OBLIGATIONS OF SHP
     4.1 SHP shall use its commercially reasonable efforts to obtain the best available shipping dates and to ship in accordance with Alliance's shipping requests. SHP shall use commercially reasonable efforts to maintain an "adequate" stocking inventory of all Product at its corporate warehouse. Should orders for SHP Products exceed SHP's available inventory, SHP will allocate its available inventory and make deliveries on a basis SHP deems equitable, in its sole discretion, and without liability to Alliance or Alliance members on account of the method of allocation chosen or its implementation.
     4.2 SHP shall acknowledge Alliance orders promptly and provide timely shipping information. Timely shall mean notice within one (1) business day to the Alliance Member of any backorders, including an expected ship date.
     4.3 SHP shall, as promptly as practicable, give Alliance notice of any elimination, addition, alteration in design or discontinuation of any SHP or Alliance labeled Product. SHP shall be free to make any of the foregoing changes, and
                  Alliance shall have no claim against SHP for its failure to furnish to Alliance product of a design or type previously sold but discontinued or changed by SHP.
     4.4 SHP shall make available to Alliance, for use by Alliance only for purposes of this Agreement, such technical information, data, technology, analyses, laboratory reports and other information in respect of Product for Alliance to fulfill its obligation.
     4.5 SHP will provide Alliance technical and practical training as needed. SHP shall endeavor to provide such training regionally at an Alliance facility.
     4.6 SHP shall supply, at its cost, reasonable quantities of product literature in the English language, as well as samples of advertising materials, color separations, and English language text.
     4.7 SHP shall have in effect all licenses, permits and authorizations from all governmental agencies within the Territory necessary to the performance of its obligations and shall comply with all applicable laws, rules and regulations affecting its activities including, but not limited to FDA, product tracking and other regulatory requirements.
     4.8 SHP may not use the name "Alliance" in its corporate name. SHP is hereby granted, during the Term of this Agreement or until withdrawn in writing by Alliance, whichever comes first, authority to use the name "Alliance Medical" in literature, advertising, promoting and/or merchandising the Product. SHP agrees to follow current Alliance "Corporate Style Guide" in using Alliance name in advertising and promotion. Alliance will provide to SHP the official "Corporate Style Guide" upon acceptance of this Agreement.
     4.9 SHP shall permit Alliance to inspect SHP's facilities, from time to time.
     4.10 Upon notification from Alliance to SHP regarding defective Product, SHP will respond directly to the Alliance Customer of such defective Product within two (2) business days of notification by Alliance. An explanatory, written response shall be provided by SHP to the Alliance Customer with a copy submitted to Alliance.

5    PRICE, TERMS OF SALE, and REBATES
     Price
     5.1 Alliance's purchase price shall be in accordance with prices established in Exhibit A. SHP will protect all pricing for twelve (12) months from date of signed agreement. SHP may change the Alliance Price Schedule after the twelve months

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                  upon giving Alliance  written notice at least ninety (90) days in advance of the effective date of any such price change. Any new prices will be effective for all orders accepted by SHP after the effective date as specified in such notice.
     5.2 Prices set forth in Exhibit "A" do not include taxes of any nature. Alliance shall pay such sales taxes when invoiced by SHP or will supply appropriate tax exemption certificates in a form reasonably satisfactory to SHP.

                  Terms of Sale

     5.3 Upon acceptance by SHP of orders from Alliance Members, SHP shall sell to Alliance, and Alliance shall purchase from SHP, the Product ordered at the sale prices in effect at time of acceptance of order.
     5.4 Alliance shall place firm, written purchase orders for the Product (at SHP's address written above, or at an address of SHP as subsequently designated in writing by SHP) specifying the types and quantities of Product desired and the required dates of delivery if different from SHP's established shipping schedule. All orders shall be subject to acceptance or rejection by SHP and shall comply with Exhibit A of the Agreement. SHP shall not unreasonably reject an order. Unless Alliance clearly advises SHP to the contrary in writing, SHP may make partial shipments of Alliance's orders, to be separately invoiced and paid for when due. Delay in delivery of any installment shall not relieve Alliance of its obligation to accept the remaining deliveries, unless canceled pursuant to this Agreement.
      5.5 It is understood that Alliance Members may use their normal purchase order forms with respect to their purchase of Products. Purchase orders may specify, among other things, the description and quantities of the products ordered, the method of shipment, the requested shipment dates, and the destination to which products shall be shipped. The terms of such purchase orders shall not conflict with the terms of this Agreement.
      5.6 SHP will invoice Alliance upon shipment of Products ordered by Alliance Members. Payment shall be due thirty (30) days after the date of invoice. SHP reserves the right, upon written notice to Alliance, to declare all sums immediately due and payable in the event of a breach by Alliance of any of its obligations to SHP.
     5.7 Alliance, upon written notice, may authorize SHP to suspend Product shipment to any Member (under terms of this Agreement) as a result of Member resignation, of Member non-payment of invoice(s), or other circumstances deemed appropriate by Alliance. SHP will allow Alliance ninety (90) days to remedy a Member non-payment situation. As long as payment remains delinquent by the individual Alliance Member, SHP may, in addition to any other right or remedy provided by law or this Agreement, require any further shipment to delinquent Member to be prepaid.
     5.8 SHP reserves the right to cancel or suspend any orders placed by Alliance or Alliance members and accepted by SHP, or refuse or delay shipment thereof, if Alliance fails (1) to make any payment as provided herein or in any invoice; or (2) otherwise to comply with the terms and conditions of this Agreement.
     5.9 Interest shall accrue on any delinquent amounts owed to SHP by Alliance hereunder at the rate of 1.5 percent (1.5%) per month, or the maximum rate permitted by applicable law, whichever is less.
     5.10         SHP Products shall be shipped by SHP F.O.B. point of shipment.
                  Alliance or the Alliance member shall be responsible for and shall pay all shipping, freight, and insurance charges, which charges SHP may require be paid in advance. All risk of loss or damage for any SHP Product shall pass from SHP upon delivery by SHP to the freight carrier, or Alliance's agent for delivery, whichever first occurs.
     5.11 Alliance Members must obtain an RGA (Returned Goods Authorization) from an authorized SHP Customer Service Representative to return Product. Product in new and original condition, in unopened cases, may be returned to SHP , freight pre-paid, and will be subject to 10% re-stocking fee. If opened, SHP Product may not be returned for refund. Defective Product returned to SHP shall not be subject to any re-stocking fee as warranted in section 8.2.

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                  Rebates

     5.12 On a quarterly basis SHP will rebate to Alliance 5% of the total SHP Product sales on all SHP Product paid for by Alliance. On a quarterly basis SHP will rebate an additional 1% to Alliance on paid Product sales exceeding agreed upon Sales Minimums for the first year as also outlined in Exhibit B and then will be paid annually for succeeding years. Alliance will invoice SHP quarterly for the 5% rebate.
     5.13 SHP reserves the right to discontinue or reduce the number of Products supplied to Alliance or Alliance members in the event of a materials shortage, and any such action shall not be deemed a breach of this Agreement. In addition, the number of SHP Products that can be shipped during an initial period will be limited until SHP's automated equipment comes on line in the fourth quarter of 1997. Until the automated equipment is operational, SHP's ability to ship limited numbers of SHP Product will not be deemed to be a breach of this Agreement.

6    TERM OF AGREEMENT
     6.1 The term of this Agreement is three (3) years, September 1, 1997 to August 31, 2000, unless terminated earlier pursuant to its terms. This Agreement shall automatically renew for twelve
                  (12) month periods, if not otherwise terminated, unless either party notifies the other in writing of its intentions not to renew. Such notice, to be effective, must be given no later than sixty (60) days before the Term is due to expire. In the event that the Agreement is automatically renewed, Sales Minimums shall be increased by a mutually agreed upon number.
     6.2 In the event of a material default by either party in the performance of its duties, obligations, or undertakings under this Agreement, the other party shall have the right to give written notice to the defaulting party advising such party of the specific default involved. A material default hereunder shall include, but not be limited to, Alliance's failure to perform its obligations set forth in paragraphs 3.2 and 3.3 herein. If within thirty (30) days after such notice, the defaulting party has not remedied such default, the other party shall have the right to terminate this Agreement immediately upon giving written notice of termination to the defaulting party.
     6.3 Either party may immediately terminate this Agreement at any time by giving written notice of such termination in the event the other party (i) becomes insolvent, institutes or permits to be instituted against it any proceedings seeking receivership, trusteeship, bankruptcy, reorganization, arrangement, readjusting of debt, assignment for the benefit of creditors, or other similar proceedings under any applicable law; or (ii) becomes involved in a merger, is acquired by another party, sells substantially all of its assets, or is involved in a similar transaction. In the event of such, Alliance and Members will assume responsibility for paying all outstanding Alliance and Members invoices.
     6.4 Right on Termination. Upon termination of this agreement, the parties shall be bound by the following provision:
                  6.4.1    No Release from Obligations.  Any termination of this
                           Agreement  shall not relieve or release  either party
                           from obligations  which shall have accrued under this
                           Agreement prior to termination.  No termination shall
                           release any party from liability to the other arising
                           out of or in connection  with a party's breach of, or
                           failure to perform any covenant,  agreement,  duty or
                           obligation contained herein.
                  6.4.2    No Right to Damages or  Indemnification. In the event
                           of proper termination  of  this  Agreement,   neither
                           Alliance  nor  SHP shall have any right to damages or
                           indemnification  of  any  nature  arising  from  such
                           termination,  whether  for the loss of future profits
                           or an  account of expenditures,  investments,  leases
                           or commitments  made in  connection  with business or
                           goodwill.
                  6.4.3    Except  to  the  extent  of   selling  its  remaining
                           inventory  of Product,  Alliance shall not thereafter
                           represent or hold itself out as being  an  authorized
                           distributor  or   sales   representative   for  SHP's
                           Products or engage in any practices which might make it appear that Alliance or its sub-distributors are still authorized to distribute Product.

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                  6.4.4    Any  acceptance  by SHP of an order  after  notice of
                           termination is given shall be separate transactions and shall not operate as a renewal or revival of this Agreement or as a waiver of any rights or provision hereof.
                  6.4.5 No termination of this Agreement shall in any manner whatsoever release, or be construed as releasing, any party from any liability to the other arising out of or in connection with a party's breach of, or failure
                           to  perform,   any  covenant,   agreement,   duty  or
                           obligation contained herein.

7    INTELLECTUAL PROPERTY
     7.1 SHP shall have and retain sole ownership of the patents and trademarks relating to the SHP Products, including the goodwill pertaining thereto. Alliance acknowledges that it has no right in any patents, trademarks or trade names used by SHP or SHP's suppliers anywhere in the world, whether or not registered in the Territory. Alliance undertakes that it will not assert, and will not allow any of its sub-distributors to assert any rights in any such properties arising by reason of Alliance's appointment or the use of any such properties. SHP hereby grants to Alliance the right to use and display the Trademarks solely in connection with and solely to the extent reasonably necessary for the marketing, distribution, and support of the SHP Products within the Territory in accordance with the terms and conditions of this Agreement. Alliance shall market, distribute, and support the SHP Products only under the Trademarks, and not any other trademark or logo. Alliance shall not use the Trademarks or any other trademarks or trade names of SHP or any word, symbol, or design confusingly similar thereto, as part of its corporate name, or as part of the name of any SHP Products. Alliance shall not remove or alter the SHP Products' copyright notices, trademarks, patent notices, and logs, or packaging. To protect and preserve the goodwill and image of the SHP Products, Alliance shall (1) conduct business in a manner that reflects favorably at all times on the SHP Products and the reputation of SHP; (2) avoid deceptive, misleading, or unethical practices that are or might be detrimental to SHP and/or the SHP Products, including any disparagement of SHP or the SHP Products; (3) make no false or misleading representations with regard to SHP or the SHP Products; (4) refrain from publishing or employing any misleading or deceptive advertising material; and (5) refrain from making any representations, warranties, or guarantees to purchasers with respect to the specifications, features, or capabilities of SHP Products that are inconsistent with the literature distributed by SHP, including all warranties and disclaimers contained in such literature.
     7.2 During the course of performance of this Agreement, the parties hereto may disclose certain Confidential Information to the other party solely to permit the other party to perform its obligations under this Agreement. The parties hereto shall use commercially reasonable efforts to maintain the secrecy of all such Confidential Information. The parties shall refrain from using, disclosing, or otherwise exploiting any Confidential Information for any purpose not specifically authorized by the disclosing party in this Agreement. All files, lists, records, documents, drawings, specifications and equipment that incorporate or refer to any Confidential Information shall be returned or destroyed promptly upon termination of this Agreement. Either party may identify Confidential Information by marking it as "confidential". Oral communications may be identified as Confidential Information by reducing the confidential portions f the communication to writing and marking it as "confidential."
     7.3 Alliance shall promptly notify SHP of (1) any claims, allegations, or notification that its marketing, licensing, support, or service of the SHP Products may or will infringe the Intellectual Property Rights of any other person or entity; and (2) any determination, discovery, or notification that any person or entity is or may be infringing the Intellectual Property Rights of SHP. Alliance shall not take any legal action relating to the protection or defense of any Intellectual Property Rights pertaining to the SHP Products without the prior written approval of SHP. SHP shall have no obligation to take legal action relating to the protection or defense of any Intellectual Property Rights.

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8    WARRANTY
                  Warranty
     8.1 SHP warrants that all Product will have been manufactured in accordance with generally accepted good manufacturing practices.
     8.2 SHP warrants that the SHP Product, when used in accordance with the directions on its labeling, is fit for the purposes and the indications described in the labeling. SHP shall hold Alliance harmless from and against all damages awarded plus all costs and expenses related thereto arising from any injuries caused by the use of a unit of the Product which is proven to be defective when used in accordance with the direction on the labeling. SHP's obligation under this warranty are limited solely to Products which may be proven defective. Alliance shall afford SHP prompt and reasonable opportunity to inspect any product as to which any claim is made.
     8.3 SHP HEREBY DISCLAIMS ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
     8.4 IN NO EVENT SHALL SHP BE LIABLE TO ALLIANCE FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, COSTS OF DELAY, AND ANY FAILURE OF DELIVERY.
     8.5 IN THE EVENT THAT, NOTWITHSTANDING SECTION 8.3 AND 8.4 HEREOF, SHP IS FOUND LIABLE FOR DAMAGES BASED ON ANY DEFECT OF
                  NONCONFORMITY  IN THE  LANCETS,  ITS  TOTAL  LIABILITY  TO THE
                  ALLIANCE AND MEMBERS FOR EACH DEFECTIVE LANCETS SHALL NOT EXCEED THE PRICE OF SUCH DEFECTIVE LANCETS.

                  Miscellaneous

     8.6 Products found by Alliance to be defective prior to Alliance's resale shall be promptly replaced by SHP without charge or expense to Alliance. Defective Products found by Alliance shall be, at SHP's election, either returned to SHP or destroyed. Products reported by Alliance's customers to be defective will be replaced by SHP in accordance with Sections 4.10, 5.13 and 8.8 of this Agreement.
     8.7 At all times during the term of this Agreement, SHP will maintain in full force and effect a policy or policies of insurance issued by insurers of recognized responsibility, insuring it against such losses and risks (including product liability), and in such amounts, as SHP determines is prudent.
     8.8 Alliance shall act as the intermediary between SHP and any other persons or entities who receive Product from or through Alliance and who have any Product complaint, including a complaint of defective material or workmanship.
     8.9 Alliance must advise SHP of any discrepancies in shipment or invoice within thirty (30) days of accepting the merchandise. Otherwise, it is assumed that Alliance has accepted both goods and invoice as received.
     8.10 Alliance Members shall request a Returned Goods Authorization Number from SHP before merchandise is returned for credit or adjustment. This Authorization Number will be obtained from SHP's Customer Service Department.
     8.11 Any returns, other than defective or non conforming Products, to SHP shall be shipped freight prepaid. Where timely claim is made, SHP will, at its option and expense, replace product that is defective prior to leaving an SHP manufacturing facility or non conforming Product under its warranty. Allowance for, or replacement of, defective items will be made following tests and inspection by SHP. Defective merchandise and shipping errors and associated shipping costs will be remedied at full credit.
     8.12 Alliance shall hold SHP harmless from all claims arising from the negligent acts of Alliance including any claims arising from third parties in relation to Alliance's activities in connection with Product.

9    INDEMNIFICATION
     9.1 SHP shall indemnify, hold harmless and defend Alliance, its directors, officers, agents and employees from and against any and all claims, costs, demands, liabilities, losses, damages, and expenses of whatever nature, including reasonable attorney's fees, made against or sustained by Alliance, its directors, officers, employees or agents with respect to any breach of a warranty contained in Sections 8.1 or 8.2 hereof. The provision of this Section 9.1 shall survive the term of this Agreement.
     9.2 Alliance shall indemnify, hold harmless and defend SHP, its directors, officers, agents and employees from and against any and all claims, costs, demands, liabilities, losses, damages, and expenses of whatever nature, including reasonable attorney's fees, made against or sustained by SHP, its directors, officers, employees or agents with respect to any negligent acts of Alliance or its sub-distributors including any claims arising from third parties in relation to Alliance's or its sub-distributors' activities in connection with SHP Product. The provision of this Section 9.2 shall survive the term of this Agreement.

10   NOTICES
     10.1 All notices, requests, consents, demands and other communications to be given or delivered under, or by any reason of the provisions of this Agreement, shall be in writing and shall be (a) personally delivered (including courier), (b) sent by postage prepaid registered airmail or
                  (c) transmitted by facsimile transmission or other electronic means, and shall be deemed to have been duly given when received. Notices to SHP shall be sent to its address as set forth below (Attention: President, SHP ) and to Alliance at its address set forth below (Attention: Chief Operating Officer, New Alliance of Independent Medical Distributors, Inc.) or to such other address as the recipient shall have last given notice.

11   ENTIRE AGREEMENT
     11.1 The terms and conditions of this Agreement, including the annexed Exhibits mentioned in the main body of this Agreement and all documents identified as part of this Agreement, together constitute the entire agreement between the parties and supersede all prior or contemporaneous communications, negotiations, representations, or agreements between the parties with respect to the subject matter hereof.

12   AMENDMENTS
     12.1 No modifications, or amendments to the Agreement shall be binding upon either party unless specifically assented to in writing by an authorized representative of both parties. No waiver of any breach or of any term or condition of this Agreement shall be deemed to be a waiver of any subsequent similar breach or of the same or any other term or condition. A failure at any time to enforce any rights by either party under the terms of this Agreement shall not be considered a waiver of such rights to enforce any proceeding or succeeding breach of this Agreement or any rights under the terms of this Agreement.

13   ASSIGNMENTS
     13.1 This Agreement and the rights and duties of the parties hereto shall be binding upon and inure to the benefit of the parties, their successors and assigns, but this Agreement shall not be assignable or delegated by a party hereto without the prior written consent of the other party, except to a subsidiary or parent of a party, which consent shall not be unreasonably withheld.

14   COUNTERPARTS
     14.1 This Agreement shall be executed in two or more counterparts, each of which, when executed, shall be deemed to be an original, and all of which when taken together shall constitute but one and the same Agreement.

15   FORCE MAJEURE
     15.1 If force majeure prevents SHP from filling any order from Alliance or otherwise performing any obligation arising out of this Agreement, SHP shall not be liable for any compensation, reimbursement or damages. If force majeure prevents SHP from achieving its obligations, under this Agreement, this Agreement shall be automatically modified to allow for delays caused by such force majeure circumstances, provided SHP notified Alliance in writing of the invocation of force majeure for this purpose. The term "force majeure" shall mean labor disputes, flood, fire, rebellion, war, regulations, requirements or acts of civil or military authorities, unavailability of materials or finished goods and allocations or priorities with respect thereto, civil disorder, acts of God, delays of carriers and any other cause beyond the control of the party invoking the provisions of this section.
     15.2 If force majeure prevents Alliance from performing any obligation arising out of this Agreement, Alliance shall not be liable for any compensation, reimbursement or damages. If force majeure prevents Alliance from achieving its obligations, under this Agreement, this Agreement shall be automatically modified to allow for delays caused by such force majeure circumstances, provided Alliance notified SHP in writing of the invocation of force majeure for this purpose.

16   GOVERNING LAW: FORUM
     16.1 This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the Laws of the State of Utah, USA without regard to its conflict of law previsions. All actions or proceedings arising directly or indirectly or otherwise in connection with, out of, related to, or from this Agreement may be litigated exclusively and only in courts with the State of Utah, and the parties hereto hereby consent and submit to the jurisdiction of any local, State or federal court located in such State.

17   SEVERABILITY
     17.1 In the event that any provision hereof is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms. WITHOUT LIMITING THE FOREGOING, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF THIS AGREEMENT THAT PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES, OR EXCLUSION OF DAMAGES IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER PROVISION AND TO BE ENFORCED AS SUCH. FURTHER, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT IN THE EVENT ANY REMEDY HEREUNDER IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE, ALL OTHER LIMITATIONS OF LIABILITY AND EXCLUSION OF DAMAGES SET FORTH HEREIN SHALL REMAIN IN FULL FORCE AND EFFECT.

18   NUMBERS AND HEADINGS
     18.1 The numbering and titling of sections, paragraphs and subparagraphs contained in this Agreement is done purely as a matter of convenience and is not intended to have a substantive effect upon any of the provisions contained herein.

19   INTEGRATION
     19.1         This   Agreement   supersedes   and   cancels   any   previous
                  distributorship agreement which may exist between Alliance, its members and SHP.

20   COMPETITION
     20.1 During the term of this Agreement, Alliance agrees not to sell any products that compete with the SHP Products in the Territory represented by Alliance without the written consent of SHP.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 9th day of September, 1997.


New Alliance of Independent Medical
  Distributors, Inc.                           Specialized Health Products, Inc.
d.b.a. Alliance Medical                        655 E. Medical Drive
3429 Executive Center Dr., #255                Bountiful, Utah 84010
Austin, Texas 78731

By    /s/ Gene Meyer                           By    /s/ David A. Robinson
      -------------------                        --------------------------
Its: President                                 Its: President

                                    EXHIBIT A

                                     PRICING

          List #                Product Description                Price/case
          ------                -------------------                ----------

          0034-001              ExtreSafe Lancet Strips             81.60
                                   480 lancets and 4 carriers

          0044-001              Carrier/Actuators (10)              14.90

                                   EXHIBIT B

                                 SALES MINIMUMS

* 10,550 cases (5,064,000 lancets total) during the first year of this Agreement including quarterly minimums of:

          * 500 cases (240,000 lancets) during the first quarter (the first 3 months) of this Agreement.

          * 1,300 cases (624,000 lancets) during the second quarter (the second 3 months) of this Agreement.

          * 2,500 cases (1,200,000 lancets) during the third quarter (the third 3 months) of this Agreement.

          * 6,250 cases (3,000,000 lancets) during the fourth quarter (the foruth 3 months) of this Agreement.

* 39,584 cases (19,000,320 lancets total) during the second year of this Agreement including quarterly minimums of:

          * 7,500 cases (3,600,000 lancets) during the first quarter (the first three months of the second year) of this Agreement.

          * 8,500 cases (4,080,000 lancets) during the second quarter (the second three months of the second year) of this Agreement.

          * 10,500 cases (4,080,000 lancets) during the third quarter (the third three months of the second year) of this Agreement.

          * 13,084 cases (5,040,000 lancets) during the fourth quarter (the fourth three months of the second year of this Agreement.

* 64,000 cases (30,720,000 lancets total) during the third year of this Agreement.

          * 14,000 cases (6,720,000 lancets) during the first quarter (the first three months of the second year) of this Agreement.

          * 15,000 cases (7,200,000 lancets) during the second quarter (the second three months of the second year) of this Agreement.

          * 16,500 cases (7,920,000 lancets) during the third quarter (the third three months of the second year) of this Agreement.

          * 18,500 cases (8,880,000 lancets) during the fourth quarter (the fourth three months of the second year) of this Agreement.